Exhibit 99.1
Nov. 2, 2005
DTE ENERGY reports third quarter earnings;
revises 2005 earnings guidance based on timing related items
     DETROIT — DTE Energy (NYSE:DTE) today reported third quarter earnings, which, when adjusted for timing-related accounting items resulting from rising energy prices, continued to demonstrate solid underlying earnings fundamentals. Driving the improved underlying performance during the quarter ended Sept. 30, 2005, were significant earnings improvements at both utilities as well as increased synthetic fuel production.
     Reported earnings for the quarter were $4 million, or $0.02 per diluted share, compared with reported earnings of $93 million, or $0.54 per diluted share, in the third quarter of 2004. Operating earnings, which exclude non-recurring items and discontinued operations, for the 2005 third quarter were $5 million, or $0.03 per diluted share, compared with 2004 third quarter operating earnings of $97 million, or $0.56 per diluted share.
     Reported earnings for the nine months ended Sept. 30, 2005, were $155 million, or $0.89 per diluted share versus $318 million or $1.84 per diluted share in 2004. Year-to-date operating earnings were $199 million, or $1.14 per diluted share, compared with $294 million, or $1.70 per diluted share in 2004.
     Operating earnings exclude non-recurring items and discontinued operations. Reconciliations of reported to operating earnings for both the quarter and nine months ended Sept. 30, 2005 and 2004 are at the end of this news release.
     Reported and operating financial results were substantially impacted by two timing-related accounting items that are not reflective of the underlying performance of the company. These items consist of energy trading contracts, which will settle later this year and into the next two years, and the deferral of a portion of synfuel revenue received that the company expects to realize in the fourth quarter of 2005, are reviewed in detail later in this news release. Absent these timing-related items, the operating earnings for the third quarter 2005 would have been $1.09 per diluted share, a significant improvement in earnings performance.
     Timing-related accounting adjustments include synfuel-related items and certain gas and power transactions where forward contracts are used to economically hedge physical and capacity contracts. These contracts experience an accounting misalignment, as required by FAS 133, where one side of the contract is accounted for on a cost/accrual basis and the other side is marked to market. DTE Energy will ultimately realize the positive economics as we settle these transactions. DTE Energy has entered into other contracts that have mark-to-market accounting and other timing-related items that are not included in this definition.
     “In the third quarter, we had strong year-over-year improvements in our businesses, absent these timing-related items,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “The primary driver of this improvement was the performance of our two core utilities, which benefited from increased cooling load and the impacts of rate increases. This performance is indicative of the continued return to financial health at both Detroit Edison and MichCon.”
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Electric Utility Shows Strong Year-Over-Year Improvement
     Operating earnings for Detroit Edison, the company’s electric utility, were $0.55 per diluted share versus $0.35 per diluted share in third quarter 2004. Driving this improved performance was much warmer year-over-year weather, with cooling degree days 65 percent higher than last year. This upside was mitigated by the continued residential rate freeze, which prevented the complete pass-through of higher fuel and purchase-power costs related to this higher cooling demand. In addition, Detroit Edison benefited from the impacts of the rate order issued by the Michigan Public Service Commission (MPSC) in November 2004, partially offset by lower regulatory deferrals in 2005 and higher year-over-year storm expenses.
Gas Utility Narrows Seasonal Loss
     The MichCon gas utility segment had an operating loss of $0.09 per diluted share versus a loss of $0.17 in the same period last year. The key driver of this year-over-year improvement was the benefit of the MPSC rate relief granted in April 2005. Due to the seasonal nature of MichCon’s business, the third quarter typically results in an operating loss.
     MichCon reported earnings of $0.92 per diluted share includes an effective tax rate adjustment of $1.02 per share. On a quarterly basis, the company makes an effective tax rate adjustment to ensure that the year-to-date tax rate is consistent with the forecasted year-end tax rate. On a total-year basis, these effective tax rate adjustments, caused by changes in pre-tax income, have no impact on the total year financial performance of MichCon. These adjustments can be large in any quarter given MichCon’s low pre-tax earnings, as experienced in the third quarter. Since this adjustment is not reflective of MichCon’s underlying operating performance and it is all timing related within a calendar year, it has been removed from operating earnings. Current 2005 operating earnings guidance for MichCon is $65 million to $75 million with an expected ROE of 8.5 percent to 9.5 percent.
Underlying Non-Utility Results Remain Strong
–	Power and Industrial Projects had operating earnings of $0.27 per diluted share versus $0.28 per diluted share in third quarter 2004. Performance for the quarter was negatively affected by $0.21 per diluted share due to accounting deferrals of a portion of the gains received from the sale of interests in the company’s synfuel facilities, given current oil prices. Assuming no oil price-related phase out, the company expects to receive the full value of the Section 29 tax credits and realize $0.62 per diluted share of deferred revenue related to this business in the fourth quarter.

As a means to partially mitigate the risk of tax credit devaluation and protect synfuel cash flow, the company entered into oil price derivatives, which are marked to market until the contracts settle later in 2005. The mark-to-market impact of these contracts produced a gain of $0.05 per share in the quarter.
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In the absence of synfuel revenue deferral and mark-to-market oil price derivative gains, which are both expected to reverse in the fourth quarter, the operating earnings of the Power and Industrial Projects group would have been $0.43 per diluted share, versus $0.28 in the third quarter 2004. This base operational improvement was driven by higher synfuel production — 5.6 tons in the third quarter 2005 versus 4.4 tons in the third quarter 2004.

–	Unconventional Gas Production operating earnings were $0.01 per diluted share in the third quarter 2005, consistent with the $0.01 per diluted share in the third quarter 2004.

–	Fuel Transportation and Marketing had an operating loss of $0.73 per diluted share versus an operating gain of $0.11 in the same period in 2004. This decline was driven by timing-related accounting adjustments in certain gas and power contracts.
     Absent these timing-related accounting items, the operating earnings of the Fuel Transportation and Marketing segment would have been a gain of $0.17 per diluted share in the third quarter 2005.
Corporate & Other
Corporate & Other posted an operating gain of $0.02 per diluted share, versus an operating loss of $0.02 per diluted share in the third quarter last year. The change was primarily due to a corporate tax benefit and the absence of losses from DTE Energy Technologies, which was discontinued this quarter. This benefit was offset by the increased expense from the realignment of merger interest from the utilities to the holding company.
2005 Operating Earnings Guidance impacted by mark-to-market losses;
Continued improvement expected in 2006
     “Our underlying performance expectations remain strong for 2005,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “However, including the impacts of the timing-related accounting items, we are lowering our 2005 operating earnings guidance to $3.10 to $3.30 per diluted share.”
     While the company expects a sizable portion of these losses to reverse in the fourth quarter of this year, the remainder will not reverse until 2006 and 2007.
     “Even though we are not currently providing 2006 guidance, we expect to see an incremental year-over-year increase in operating earnings, related to some of the 2005 timing items,” Meador added.
     In addition, DTE Energy expects its balance sheet and cash flow to remain strong throughout 2005, and its adjusted cash from operations guidance remains $1.4 billion to $1.5 billion. Leverage, which excludes securitization debt and MichCon’s short-term debt, is expected to decline this year from 2004.
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Discontinued operations at DTE Energy Technologies
     As previously announced, during the third quarter the company began to shut down DTE Energy Technologies and incurred an after-tax charge of $25 million, or $0.15 per share. Given the non-recurring nature of this charge, the company has excluded it from operating earnings. This action is indicative of the company’s continued commitment to achieve increased focus and scale in its non-utility businesses.
Conference call and webcast
     This earnings announcement, as well as a package of supplemental financial information, is available on the company’s website at www.dteenergy.com/investors.
     DTE Energy will conduct a conference call with the investment community at 9 a.m. EST Thursday, Nov. 3, to discuss third quarter 2005 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com/investors. The telephone dial-in number is (800) 211-3767. There is no passcode. The internet broadcast will be archived on the company’s website.
     Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
     In addition, DTE Energy management is providing operating earnings excluding certain timing-related items in this news release. Although these items substantially impacted both reported and operating earnings of the company, management does not feel they are reflective of the underlying performance of the company. Because these items are timing-related, impacts experienced in the third quarter 2005 will reverse in subsequent quarters. Internally, DTE Energy uses this metric to measure performance and to report to the Board of Directors. Investors should be aware, however, that DTE Energy may have similar timing-related impacts in future quarters.
     DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.2 million customers in Michigan and other non-utility, energy businesses focused on power and industrial projects, fuel transportation and marketing, and unconventional gas production. Information about DTE Energy is available at www.dteenergy.com.
     The information contained herein is as of the date of this news release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this news release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This news release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
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     Factors that may impact forward-looking statements include, but are not limited to: the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith; nuclear regulations and operations associated with nuclear facilities; changes in the price of oil and its impact on the value of Section 29 tax credits, and the ability to utilize and/or sell interests in facilities producing such credits; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by FERC, MPSC, NRC and other applicable governmental proceedings or regulations; contributions to earnings by non-utility subsidiaries; changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against damage due to terrorism; changes in accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company. This news release should also be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, MichCon’s and Detroit Edison’s 2004 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Members of the Media — For Further Information:

Lorie N. Kessler	Scott Simons
(313) 235-8807	(313) 235-8808
Analysts — For Further Information:
Investor Relations
(313) 235-8030

DTE Energy Company
Consolidated Statement of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in Millions, Except per Share Amounts)	2005	2004	2005	2004
Operating Revenues	$2,060	$1,586	$6,310	$5,158

Operating Expenses
Fuel, purchased power and gas	839	316	2,446	1,434
Operation and maintenance	973	872	2,794	2,469
Depreciation, depletion and amortization	239	190	662	535
Taxes other than income	66	86	246	231
Gains on sale of assets, net (1)	(108)	(55)	(203)	(166)

	2,009	1,409	5,945	4,503

Operating Income	51	177	365	655

Other (Income) and Deductions
Interest expense	129	131	385	390
Interest income	(15)	(14)	(42)	(41)
Other income	(22)	(18)	(45)	(62)
Other expenses	8	10	34	39

	100	109	332	326

Income (Loss) Before Income Taxes and Minority Interest	(49)	68	33	329

Income Tax Provision	10	37	54	136

Minority Interest (2)	(88)	(66)	(209)	(147)

Income from Continuing Operations	29	97	188	340

Loss from Discontinued Operations, net of tax	(25)	(4)	(33)	(22)

Net Income	$4	$93	$155	$318

Basic Earnings per Common Share
Income from continuing operations	$.17	$.56	$1.08	$1.97
Discontinued operations	(.15)	(.02)	(.19)	(.12)

Total	$.02	$.54	$.89	$1.85

Diluted Earnings per Common Share
Income from continuing operations	$.17	$.56	$1.07	$1.96
Discontinued operations	(.15)	(.02)	(.18)	(.12)

Total	$.02	$.54	$.89	$1.84

Average Common Shares
Basic	176	173	174	172
Diluted	177	174	175	173

Dividends Declared per Common Share	$.515	$.515	$1.545	$1.545

(1)	Primarily represents gains on the sale of interests in synfuel projects.

(2)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended September 30
	2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$114	$3	A	$97	$62	$1	A	$62
		(3	)B			(1	)B
		(17	)C

Gas Utility	161	2	A	(18)	(55)	1	A	(31)
		(181	)B			23	B

Non-utility Operations
Power and Industrial Projects	68	(21	)D	47	49	—		49
Unconventional Gas Production	2	—		2	1	—		1
Fuel Transportation and Marketing	(129)	—		(129)	18	—		18

	(59)	(21)		(80)	68	—		68

Corporate and Other	(187)	195	B	6	22	(24	)B	(2)
		(2	)C

Income from Continuing Operations	29	(24)		5	97	—		97

Discontinued Operations	(25)	25	E	—	(4)	4	E	—

Net Income	$4	$1		$5	$93	$4		$97

Adjustments key
A) DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
B) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C) Gain on sale of assets	Gain from sale of land
D) 2006 oil price option	Mark to market on 2006 synfuel oil hedges
E) Impairment charge	Impairment charge and operating results relating to the discontinuance of DTech operations

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended September 30
	2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.65	$0.01	A	$0.55	$0.35	$0.01	A	$0.35
		(0.02	)B			(0.01	)B
		(0.09	)C

Gas Utility	0.92	0.01	A	(0.09)	(0.31)	0.13	B	(0.17)
		(1.02	)B			0.01	A

Non-utility Operations
Power and Industrial Projects	0.39	(0.12	)D	0.27	0.28	—		0.28
Unconventional Gas Production	0.01	—		0.01	0.01	—		0.01
Fuel Transportation and Marketing	(0.73)	—		(0.73)	0.11	—		0.11

	(0.33)	(0.12)		(0.45)	0.40	—		0.40

Corporate and Other	(1.07)	1.10	B	0.02	0.12	(0.14	)B	(0.02)
		(0.01	)C

Income from Continuing Operations	0.17	(0.14)		0.03	0.56	—		0.56

Discontinued Operations	(0.15)	0.15	E	—	(0.02)	0.02	E	—

Net Income	$0.02	$0.01		$0.03	$0.54	$0.02		$0.56

Adjustments key
A) DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
B) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C) Gain on sale of assets	Gain from sale of land
D) 2006 oil price option	Mark to market on 2006 synfuel oil hedges
E) Impairment charge	Impairment charge and operating results relating to the discontinuance of DTech operations

DTE Energy Company
Segment Net Income (Unaudited)

	Nine Months Ended September 30
	2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$212	$8	A	$200	$114	$6	A	$111
		(3	)B			(2	)B
		(17	)C			(7	)I

Gas Utility	123	4	A	27	(22)	4	A	(3)
		(130	)B			15	B
		30	D

Non-utility Operations
Power and Industrial Projects	167	(33	)E	134	138	—		138
Unconventional Gas Production	3	—		3	4	—		4
Fuel Transportation and Marketing	(139)	—		(139)	78	(48	)J	30

	31	(33)		(2)	220	(48)		172

Corporate and Other	(178)	154	B	(26)	28	(14	)B	14
		(2	)C

Income from Continuing Operations	188	11		199	340	(46)		294

Discontinued Operations	(33)	(2	)F	—	(22)	7	F	—
		3	G			15	H
		32	H

Net Income	$155	$44		$199	$318	$(24)		$294

Adjustments key
A) DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
B) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C) Gain on sale of assets	Gain from sale of land
D) April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
E) 2006 oil price option	Mark to market on 2006 synfuel oil hedges
F) Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
G) Gain on sale of ITC	A related adjustment from the sale of International Transmission Company
H) Impairment charge	Impairment charge and operating results relating to the discontinuance of DTech operations
I) Stranded cost adjustment	Stranded costs adjustment made pursuant to November 2004 MPSC order
J) Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Nine Months Ended September 30
	2005				2004
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$1.21	$0.04	A	$1.14	$0.66	$0.04	A	$0.65
		(0.02	)B			(0.01	)B
		(0.09	)C			(0.04	)I

Gas Utility	0.70	0.03	A	0.16	(0.13)	0.02	A	(0.02)
		(0.74	)B			0.09	B
		0.17	D

Non-utility Operations
Power and Industrial Projects	0.95	(0.19	)E	0.76	0.80	—		0.80
Unconventional Gas Production	0.02	—		0.02	0.02	—		0.02
Fuel Transportation and Marketing	(0.79)	—		(0.79)	0.45	(0.28	)J	0.17

	0.18	(0.19)		(0.01)	1.27	(0.28)		0.99

Corporate and Other	(1.02)	0.88	B	(0.15)	0.16	(0.08	)B	0.08
		(0.01	)C

Income from Continuing Operations	1.07	0.07		1.14	1.96	(0.26)		1.70

Discontinued Operations	(0.18)	(0.01	)F	—	(0.12)	0.04	F	—
		0.01	G			0.08	H
		0.18	H

Net Income	$0.89	$0.25		$1.14	$1.84	$(0.14)		$1.70

Adjustments key
A) DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
B) Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted
C) Gain on sale of assets	Gain from sale of land
D) April 2005 MPSC gas orders	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
E) 2006 oil price option	Mark to market on 2006 synfuel oil hedges
F) Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
G) Gain on sale of ITC	A related adjustment from the sale of International Transmission Company
H) Impairment charge	Impairment charge and operating results relating to the discontinuance of DTech operations
I) Stranded cost adjustment	Stranded costs adjustment made pursuant to November 2004 MPSC order
J) Adjustment for contract termination / modification	Terminated a long-term gas exchange agreement and modified a related transportation agreement with a pipeline company

Third Quarter Operating Earnings Adjusted for Timing-Related Items

	Third Quarter 2005		Third Quarter 2004

	Diluted		Diluted
	Earnings	Net	Earnings	Net
	per Share	Income	per Share	Income

Reported earnings	$0.02	$4	$0.54	$93
DTE2 project costs	0.02	5	0.02	2
Effective tax rate adjustment	0.06	10	(0.02)	(2)
Gain on sale of assets	(0.10)	(18)	—	—
Mark to market on 2006 synfuel oil hedges	(0.12)	(21)	—	—
Impairment charge/Discontinued operations	0.15	25	0.02	4

Operating earnings	$0.03	$5	$0.56	$97

Adjustments
Deferred recognition of synfuel revenue	0.21	37	—	—
Mark-to-market on 2005 synfuel oil hedges	(0.05)	(9)	—	—
Unrealized mark-to-market losses at Energy Trading	0.90	158	0.08	14

Total with adjustments	$1.09	$191	$0.64	$111

Non-Utility Operating Earnings Per Share Variance Adjusted for Timing-Related Items

	Third Quarter	Third Quarter
	2005	2004

Power & Industrial Projects reported earnings	$0.39	$0.28
Mark to market on 2006 synfuel oil hedges	(0.12)	—

Power & Industrial Projects operating earnings	$0.27	$0.28
Deferred recognition of synfuel revenue	0.21	—
Mark-to-market on 2005 synfuel oil hedges	(0.05)	—

Power & Industrial Projects total with adjustments	$0.43	$0.28

Unconventional Gas Production operating earnings	$0.01	$0.01

Fuel Transportation & Marketing operating earnings	($0.73)	$0.11
Unrealized mark-to-market losses at Energy Trading	0.90	0.08

Fuel Transportation & Marketing total with adjustments	$0.17	$0.19

Third Quarter 2004 Operating Earnings Reconciliation Schedule
Operating Net Income
  Third quarter 2004

				Non-
	DTE	Electric	Gas	Utility/Corporate
	Energy	Utility	Utility	& Other

Previously reported operating earnings	$69	$62	($55)	$62
Effective tax rate adjustment change*	22	(1)	23	—
DTE Energy Technologies discontinued operations	4	—	—	4
DTE2/SAP implementation costs	2	1	1	—

Operating earnings	$97	$62	($31)	$66

*	We are now adjusting operating income for effective tax rate adjustments for all of the company’s business segments. We have adjusted prior periods for comparability purposes.